Calculation of Filing Fee Tables
S-8
Acrivon Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value	Other	1,582,443	$ 1.61	$ 2,547,733.23	0.0001381	$ 351.84
2	Equity	Common stock, $0.001 par value	Other	316,488	$ 1.37	$ 433,588.56	0.0001381	$ 59.88
Total Offering Amounts:						$ 2,981,321.79		$ 411.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 411.72
Offering Note
[1]	(a) Acrivon Therapeutics, Inc., a Delaware corporation (the "Registrant"), is filing this Registration Statement to register 1,582,443 shares of common stock, par value $0.001 per share (the "Common Stock"), for issuance under the Registrant's 2022 Equity Incentive Plan (the "2022 Plan") that were automatically added to the shares authorized for issuance under the 2022 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2022 Plan. The number of shares reserved under the 2022 Plan will automatically increase on the first day of each fiscal year, starting on January 1, 2023 and continuing through January 1, 2032, in an amount equal to 5.0% of the total number of shares of the Registrant's capital stock outstanding on December 31st of the preceding calendar year; provided, however, that the Registrant's board of directors (the "Board") may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of Common Stock, which may become issuable pursuant to the provisions of the 2022 Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. (b) The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq Stock Market on March 12, 2026.

[2]	(a) The Registrant is registering 316,488 shares of Common Stock under the Registrant's 2022 Employee Stock Purchase Plan (the "2022 ESPP") which represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2022 ESPP, on January 1, 2026 pursuant to an "evergreen" provision contained in the 2022 ESPP. The number of shares reserved under the 2022 ESPP will automatically increase on the first day of each fiscal year, starting on January 1, 2023 and continuing through January 1, 2032, in an amount equal to 1.0% of the total number of shares of the Registrant's common stock outstanding on December 31st of the preceding calendar year; provided, however, that the Board may act prior to January 1st of a given year to provide that there will be no increase for such year or that the increase for such year will be a lesser number of shares. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional and indeterminate number of shares of Common Stock, which may become issuable pursuant to the provisions of the 2022 ESPP relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. (b) The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq Stock Market on March 12, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2022 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources